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Company Contact:                            Investor Contacts:
Delcath Systems, Inc.                       Todd Fromer / Garth Russell
Richard Taney                               KCSA Worldwide
203-323-8668                                (212) 896-1215 / (212) 896-1250
www.delcath.com                             tfromer@kcsa.com / grussell@kcsa.com
---------------                             ----------------   -----------------

Media Contact:
Lewis Goldberg
KCSA Worldwide
(212) 896-1216
lgoldberg@kcsa.com

                                                     FOR IMMEDIATE RELEASE

             Delcath Appoints Dr. Samuel Herschkowitz as Interim COO


STAMFORD, Conn., January 4, 2007 -- Delcath Systems, Inc. (NASDAQ: DCTH) announced today that Samuel Herschkowitz, M.D, has been appointed Interim Chief Operating Officer, as the Company continues its search for a new Chief Executive Officer and a Senior Vice President-Operations. Dr. Herschkowitz was Delcath's Chairman for eight years and Chief Technical Officer of the Company for 15 years. He is currently a member of the Board of Directors.

Dr. Herschkowitz is board certified in psychiatry and neurology. He is a professor at New York University Medical Center, and has held academic positions at Beth Israel Hospital, Mount Sinai Medical School and Downstate Medical Center. Dr. Herschkowitz graduated from Syracuse University and received his medical degree from Downstate Medical Center College of Medicine.

The Company's Board of Directors has formed a Search Committee to identify potential candidates to assume the positions of Chief Executive Officer and Senior Vice President-Operations of Delcath Systems. Until this search is successfully concluded, Richard Taney, Delcath's Interim CEO, had been empowered by Delcath's Board of Directors to appoint an Interim Chief Operating Officer.

Dr. Herschkowitz stated, "I look forward to working with Richard as part of the interim management team and continuing the advancement of the Delcath system's clinical trials. I have worked with Delcath for years and am excited to see our efforts move toward the culmination of our goal of FDA approval and commercialization."

"The promise of advanced cancer therapies could mean the difference between life and death to millions in the U.S. and around the world and we believe that the Delcath system will be able to help many people live a longer life," Dr. Herschkowitz concluded.

"I appreciate Dr. Herschkowitz's commitment and dedication to advancing our technology, and I look forward to working closely with him during this important time of transition for Delcath. The


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Board has begun its search for a permanent Chief Executive Officer and we are working on multiple fronts to advance the objectives of our Company," stated Mr. Taney. "Sam's wealth of experience with the Delcath system will prove to be a valuable resource in keeping the Company moving forward and in helping to integrate the new management team."

About Delcath Systems, Inc.

Delcath Systems is a developer of isolated perfusion technology for organ or region-specific delivery of therapeutic agents. The Company's intellectual property portfolio currently consists of 12 patents on a worldwide basis, including the United States, Europe, Asia and Canada. For more information, please visit the Company's website, www.delcath.com.

This release contains forward-looking statements, which are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to, uncertainties relating to our ability to successfully complete Phase III clinical trials and secure regulatory approval of our current or future drug-delivery system and uncertainties regarding our ability to obtain financial and other resources for any research, development and commercialization activities. These factors, and others, are discussed from time to time in our filings with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise these forward-looking statements to reflect events or circumstances after the date they are made.

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